Exhibit 10.1
WAIVER TO AMENDED AND RESTATED
CREDIT AGREEMENT

This Waiver to Amended and Restated Credit Agreement (this “Waiver”), dated as of December 24, 2013, is made by and among GRANITE CONSTRUCTION INCORPORATED, a Delaware corporation (the “Company” and a “Borrower”), GRANITE CONSTRUCTION COMPANY, a California corporation (“GCC” and a “Borrower”), GILC INCORPORATED, a California corporation (“GILC” and a “Borrower”, and together with the Company and GCC, collectively the “Borrowers”), each of the Guarantors (as defined in the Credit Agreement (as defined below)) signatory hereto, BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement) (in such capacity, the “Administrative Agent”), and each of the Lenders signatory hereto.

W I T N E S S E T H:

WHEREAS, each of the Borrowers, Bank of America, as Administrative Agent, and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of October 11, 2012 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of May 8, 2013, and as from time to time further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; capitalized terms used in this Waiver not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrowers a revolving credit facility, including a letter of credit facility and a swing line loan facility; and
WHEREAS, each of the Guarantors has entered into a Guaranty pursuant to which it has guaranteed certain or all of the obligations of the Borrowers under the Credit Agreement and the other Loan Documents; and

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lenders agree to waive certain financial covenants solely for the period ending December 31, 2013, and to waive certain Defaults or potential Defaults under the Credit Agreement for such period as specifically set forth herein, which the Administrative Agent and the Lenders party hereto are willing to do on the terms and conditions contained in this Waiver;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Waiver. Pursuant to Section 10.01 of the Credit Agreement and subject to the terms and conditions hereof, the Lenders hereby waive any testing of, or compliance by the Company or any of its Subsidiaries with, the financial covenants set forth in Sections 7.12(a) and (c) of the Credit Agreement during the period commencing October 1, 2013 through and including the earlier of (a) March 3, 2014 and (b) the date on which any Default of Section 2 hereof occurs (the “Waiver Period”). Upon the expiration or termination of the Waiver Period, as applicable, any Event of Default that would have occurred during the Waiver Period for a failure to comply with the Leverage Ratio but for the waiver set forth in this Section 1 shall be deemed to be no longer subject to an effective waiver to the same extent as if the waiver requested herein had never been in effect.

The waivers set forth in this Waiver are limited to the extent specifically set forth above and shall in no way serve to waive compliance with (i) Sections 7.12(a) and (c) of the Credit Agreement for any other period or (ii) any other terms, covenants or provisions of the Credit Agreement or any other Loan Document, or any obligations of the Borrowers or the Guarantors, other than as expressly set forth above.
2.Financial Covenants During the Waiver Period. During the Waiver Period, the Company shall not, at any time, (a) permit Consolidated Tangible Net Worth to be less than $640,000,000 or (b) permit the Consolidated Leverage Ratio to be greater than 4.50 to 1.00.

The Company shall promptly upon availability, but in any event within five Business Days after the Administrative Agent requests, provide calculations to evidence compliance with the financial covenant requirements set forth in this Section 2. Any failure to comply with the financial covenant requirements set forth in this Section 2 shall constitute an “Event of Default” under the Credit Agreement.
3.Applicable Rate. For the avoidance of doubt, the Borrowers hereby acknowledge and confirm that (a) as of the date hereof, the Applicable Rate is currently at Pricing Level 5 (as listed in the definition of “Applicable Rate”) and (b) from the date hereof to the first Business Day immediately following the date of delivery of the Compliance Certificate for the fiscal quarter ending March 31, 2014, the Applicable Rate shall continue to be based upon Pricing Level 5.

4.Effectiveness; Conditions Precedent. The effectiveness of this Waiver and the waivers to the Credit Agreement provided in Section 1 hereof are subject to the satisfaction of the following conditions precedent:

(a)    the Administrative Agent shall have received counterparts of this Waiver, duly executed by each Borrower, the Administrative Agent, and the Required Lenders, which counterparts may be delivered by telefacsimile or other electronic means (including .pdf);
(b)    the Administrative Agent shall have received executed copies of any amendments and/or waivers to the Permitted Notes Documents, which such amendments and/or waivers shall be in form and substance reasonably satisfactory to the Administrative Agent and which shall not contain any provisions or amendments which relate to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject the Company or any of its Subsidiaries to any more onerous or more restrictive provisions; and
(c)    both (i) a consent fee shall have been received by the Administrative Agent for the account of each Lender executing this Waiver by 5:00 p.m. (New York, New York time) on December 24, 2013 equal to seven and one-half basis points (7.5 “bps”) multiplied by each such Lender’s Commitment immediately prior to the effective date of this Waiver, and (ii) all other fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent to the extent due and payable under Section 10.04(a) of the Credit Agreement) estimated to date and for which invoices have been presented a reasonable period of time prior to the effectiveness hereof shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
5.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Waiver, the Borrowers represent and warrant to the Administrative Agent and the Lenders as follows:

(a)The representations and warranties made by the Borrowers in Article V of the Credit Agreement and in each of the other Loan Documents to which it is a party are, in each case, true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;
(b)The Persons appearing as Guarantors on the signature pages to this Waiver constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a Guarantor;
(c)This Waiver has been duly authorized, executed and delivered by the Borrowers and the Guarantors and constitutes a legal, valid and binding obligation of such parties; and
(d)After giving effect to this Waiver, no Default or Event of Default has occurred and is continuing; and no default or event of default under the Permitted Notes Documents exists, or would result from the effectiveness of this Waiver.

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6.Consent of the Guarantors. The Guarantors hereby consent, acknowledge and agree to the waivers and other matters set forth herein and hereby confirm and ratify in all respects the Guaranty to which such Guarantor is a party (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Waiver and the waivers and consents contemplated hereby) and the enforceability of such Guaranty against such Guarantor in accordance with its terms.

7.Entire Agreement. This Waiver, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Waiver may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.

8.Full Force and Effect of Credit Agreement. Except as hereby specifically waived, amended, modified or supplemented, the Credit Agreement is hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to its respective terms.

9.Governing Law. This Waiver shall in all respects be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement.

10.Enforceability. Should any one or more of the provisions of this Waiver be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

11.References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement.

12.Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each of the Guarantors and Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

13.No Novation. Neither the execution and delivery of this Waiver nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Credit Agreement or of any of the other Loan Documents or any obligations thereunder.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ Jigisha Desai
Name:	Jigisha Desai
Title:	V.P. Treasurer

By:	/s/ Laurel J. Krzeminski
Name:	Laurel J. Krzeminski
Title:	Sr. VP and CFO

GRANITE CONSTRUCTION COMPANY

By:	/s/ Jigisha Desai
Name:	Jigisha Desai
Title:	V.P. Treasurer

By:	/s/ Laurel J. Krzeminski
Name:	Laurel J. Krzeminski
Title:	Sr. VP and CFO

GILC INCORPORATED

By:	/s/ Jigisha Desai
Name:	Jigisha Desai
Title:	V.P. Treasurer

By:	/s/ Laurel J. Krzeminski
Name:	Laurel J. Krzeminski
Title:	Sr. VP and CFO

GUARANTORS:
GRANITE CONSTRUCTION INCORPORATED

By:	/s/ Jigisha Desai
Name:	Jigisha Desai
Title:	V.P. Treasurer

By:	/s/ Laurel J. Krzeminski
Name:	Laurel J. Krzeminski
Title:	Sr. VP and CFO

GRANITE CONSTRUCTION COMPANY

By:	/s/ Jigisha Desai
Name:	Jigisha Desai
Title:	V.P. Treasurer

By:	/s/ Laurel J. Krzeminski
Name:	Laurel J. Krzeminski
Title:	Sr. VP and CFO

GRANITE CONSTRUCTION NORTHEAST,
INC.

By:	/s/ Jigisha Desai
Name:	Jigisha Desai
Title:	V.P. Treasurer

By:	/s/ Laurel J. Krzeminski
Name:	Laurel J. Krzeminski
Title:	Sr. VP and CFO

INTERMOUNTAIN SLURRY SEAL, INC.

By:	/s/ Kathleen Schreckengost
Name:	Kathleen Schreckengost
Title:	V.P. Treasurer

By:	/s/ Darren S. Beevor
Name:	Darren S. Beevor
Title:	V.P. Controller

GILC INCORPORATED

By:	/s/ Jigisha Desai
Name:	Jigisha Desai
Title:	V.P. Treasurer

By:	/s/ Laurel J. Krzeminski
Name:	Laurel J. Krzeminski
Title:	Sr. VP and CFO

KENNY CONSTRUCTION COMPANY

By:	/s/ Ashley M. Stinson
Name:	Ashley M. Stinson
Title:	V.P.

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Aamir Saleem
Name:	Aamir Saleem
Title:	Vice President

LENDERS:
BANK OF AMERICA, N.A., as a Lender, Swing
Line Lender and L/C Issuer

By:	/s/ Arthur Ng
Name:	Arthur Ng
Title:	Vice President

BANK OF THE WEST

By:	/s/ Helen Huang
Name:	Helen Huang
Title:	Vice President

COMPASS BANK

By:	/s/ Erik Velastegui
Name:	Erik Velastegui
Title:	Senior Vice President

BMO HARRIS BANK N.A.

By:	/s/ Jennifer Guidi
Name:	Jennifer Guidi
Title:	Director

COMERICA BANK

By:	/s/ Fatima Arshad
Name:	Fatima Arshad
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Conan Schleicher
Name:	Conan Schleicher
Title:	Senior Vice President

UNION BANK, N.A.

By:	/s/ J. William Bloore
Name:	J. William Bloore
Title:	Senior Vice President